UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2003

GALEY & LORD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20080	56-1593207
(Commission File Number)	(IRS Employer Identification Number)

980 Avenue of the Americas, New York, NY 10008

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 465-3000

ITEM 5. OTHER EVENTS

On February 19, 2002, (the “Filing Date”) Galey & Lord, Inc. (the “Company”) and each of its domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 02-40445 through 02-40456 (ALG)). The Company and such subsidiaries remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. On February 19, 2002, the Company and such subsidiaries filed a motion seeking to enter into a credit facility of up to $100 million in debtor-in-possession (“DIP”) financing with First Union National Bank (the “Agent”) and Wachovia Securities, Inc. On February 21, 2002, the Bankruptcy Court entered an interim order approving the facility and authorizing immediate access to $30 million. On March 19, 2002, the Bankruptcy Court entered a final order approving the entire $100 million DIP financing.

As permitted under the terms of the final DIP financing agreement (the “DIP Agreement”), the Company exercised its right to permanently reduce the Total Commitment (as defined in the DIP Agreement) under the DIP Agreement from $100 million to $75 million, effective September 24, 2002. Effective as of July 25, 2003, the Company further exercised its right, as permitted under the DIP Agreement, to permanently reduce such maximum amount of revolving credit borrowings from $75 million to $50 million.

In July 2003, the DIP Agreement was amended to, among other things, extend the maturity date from August 19, 2003 to October 3, 2003 (the “Financing Extension”). The Company filed a motion seeking, among other things, Bankruptcy Court approval of the Financing Extension. On August 7, 2003, the Bankruptcy Court approved the Financing Extension on an interim basis and on September 19, 2003, the Bankruptcy Court entered a final order approved the Financing Extension on a permanent basis.

On September 25, 2003, the DIP Agreement was amended to, among other things, extend the maturity date from October 3, 2003 to October 31, 2003 (the “Second Financing Extension”). The Company filed a motion seeking, among other things, Bankruptcy Court approval of the Second Financing Extension. On September 25, 2003, the Bankruptcy Court approved the Second Financing Extension on an interim basis and is scheduled to consider approval of the Second Financing Extension on a permanent basis on October 14, 2003. There can be no assurance that the Second Financing Extension will be approved on a final basis. In the event that the Second Financing Extension is not approved, the DIP Agreement will expire by its term on October 20, 2003. The Company has no current commitments or arrangements for additional debtor-in-possession financing and, if the DIP Agreement is not extended, there can be no assurance that replacement debtor-in-possession financing will be available on acceptable terms (or that any such financing will be approved by the Bankruptcy Court), or at all.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

10.1 Fourth Amendment, dated as of September 25, 2003, to the Revolving Credit and Guaranty Agreement, dated as of February 20, 2002, among Galey & Lord, Inc., a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Wachovia Bank, National Association, a national banking corporation (formerly known as First Union National Bank), each of the other financial institutions from time to time party thereto and Wachovia Bank, National Association, as Agent for the Banks.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALEY & LORD, INC.

By:	/s/ Leonard F. Ferro

Leonard F. Ferro Vice President

Date: October 10, 2003